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                                                                    EXHIBIT 3.01

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            EASTMAN CHEMICAL COMPANY

ORIGINAL CERTIFICATE OF INCORPORATION FILED WITH SECRETARY OF STATE OF DELAWARE ON JULY 29, 1993; AMENDMENTS FILED ON DECEMBER 3, 1993 (EFFECTIVE DECEMBER 31, 1993) AND ON MAY 9, 2001 (EFFECTIVE MAY 10, 2001)


                                   ARTICLE I

                                      NAME

         The name of the corporation is Eastman Chemical Company.


                                   ARTICLE II

                         ADDRESS OF REGISTERED OFFICE;
                            NAME OF REGISTERED AGENT

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at that address is The Corporation Trust Company.


                                  ARTICLE III

                               PURPOSE AND POWERS

         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law. It shall have all powers that may now or hereafter be lawful for a corporation to exercise under the Delaware General Corporation Law.


                                   ARTICLE IV

                                 CAPITAL STOCK

         SECTION 4.1. TOTAL NUMBER OF SHARES OF STOCK. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 400,000,000 shares. The authorized capital stock is divided into 50,000,000 shares of Preferred Stock, of the par value of $.01 each (the "Preferred Stock"), and 350,000,000 shares of Common Stock of the par value of $.01 each (the "Common Stock").

         SECTION 4.2. PREFERRED STOCK. (a) The shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series thereof, the shares of each class of series thereof to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such class or series, adopted by the Board of Directors as hereinafter provided.

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         (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this Article IV and to the limitations prescribed by the Delaware General Corporation Law, to authorize the issue of one or more classes, or series thereof, of Preferred Stock and with respect to each such class or series to fix by resolution or resolutions providing for the issue of such class or series the voting powers, full or limited, if any, of the shares of such class or series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each class or series thereof shall include, but not be limited to, the determination or fixing of the following:

                  (i) the maximum number of shares to constitute such class or series, which may subsequently be increased or decreased by resolution of the Board of Directors unless otherwise provided in the resolution providing for the issue of such class or series, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                  (ii) the dividend rate of such class or series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or noncumulative;

                  (iii) whether the shares of such class or series shall be subject to redemption, in whole or in part, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption, including whether or not such redemption may occur at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event;

                  (iv) the terms and amount of any sinking fund established for the purchase or redemption of the shares of such class or series;

                  (v) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

                  (vi) the extent, if any, to which the holders of shares of such class or series shall be entitled to vote with respect to the election of directors or otherwise;

                  (vii) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

                  (viii) the rights of the holders of the shares of such class or series upon the dissolution of, or upon the subsequent distribution of assets of, the Corporation; and

                  (ix) the manner in which any facts ascertainable outside the resolution or resolutions providing for the issue of such class or series shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series.

         SECTION 4.3. COMMON STOCK. The shares of Common Stock of the Corporation shall be of one and the same class. The holders of Common Stock shall have one vote per share of Common Stock on all matters on which holders of Common Stock are entitled to vote.


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         SECTION 4.4.  REVERSE/FORWARD SPLIT OF COMMON STOCK.

                  (1) Effective at 6:00 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this Section 4.4 to the Certificate of Incorporation (the "Reverse Split Effective Time"), each share of the Common Stock, par value $.01 per share, of the Corporation outstanding at the Reverse Split Effective Time shall, without any action on the part of the holder thereof, automatically be reclassified and changed into one tenth (1/10th) of a share of Common Stock, par value $.01 per share, of the Corporation; provided, however, that (i) if the foregoing reverse stock split (the "Reverse Split") would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share ("Fractional Shares"), such Fractional Shares shall, without any action on the part of the holder thereof, automatically be canceled in the Reverse Split; and (ii) in the Reverse Split, all of the Fractional Shares shall automatically be converted into the right to receive the Trading Value thereof upon surrender by the holder thereof of the certificate or certificates representing such Fractional Shares. For purposes hereof, the term "Trading Value" of any Fractional Shares shall mean the product of: (A) the average of the closing sale prices, as reported by The New York Stock Exchange ("NYSE"), per share of the Common Stock on each of the twenty (20) consecutive NYSE trading days that ends with the NYSE trading day that immediately precedes the date of the Reverse Split Effective Time, multiplied by (B) the number of shares of Common Stock that were converted into such Fractional Shares as a result of the Reverse Split. From and after the Reverse Split Effective Time, each holder of Fractional Shares shall have no further interest as a stockholder in the Corporation in respect of such Fractional Shares.

                  (2) Effective at 6:01 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this Section 4.4 to the Certificate of Incorporation (the "Forward Split Effective Time"): (i) each whole share of the Common Stock, par value $.01 per share, of the Corporation outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall, without any action on the part of the holder thereof, automatically be reclassified and changed into ten (10) shares of Common Stock, par value $.01 per share, of the Corporation; and (ii) fractions of a share outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall be proportionately reclassified and changed."

                                    ARTICLE V

                               BOARD OF DIRECTORS

         SECTION 5.1. POWERS OF THE BOARD OF DIRECTORS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In furtherance, and not in limitation, of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to:

         (a) adopt, amend, alter, change or repeal the Bylaws of the Corporation; provided, however, that no Bylaws hereafter adopted shall invalidate any prior act of the directors that would have been valid if such new Bylaws had not been adopted;

         (b) determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the Corporation, including the power to designate and empower committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the Corporation, and to determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board action; and


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         (c)      exercise all such powers and do all such acts as may be
exercised or done by the Corporation, subject to the provisions of the laws of the State of Delaware, this Certificate of Incorporation, and the Bylaws of the Corporation.

         SECTION 5.2. NUMBER OF DIRECTORS. The number of directors constituting the Board of Directors shall be as specified in the Bylaws or fixed in the manner provided therein.

         SECTION 5.3. CLASSIFIED BOARD OF DIRECTORS. Effective upon the distribution of shares of the Corporation's Common Stock by its sole stockholder, Eastman Kodak Company, to the stockholders thereof, the directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1994 Annual Meeting of Stockholders, the initial term of office of the second class of directors to expire at the 1995 Annual Meeting of Stockholders and the initial term of office of the third class of directors to expire at the 1996 Annual Meeting of Stockholders. Commencing with the 1994 Annual Meeting of Stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, and upon the election and qualification of their successors. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         SECTION 5.4. VACANCIES. Any vacancies in the Board of Directors for any reason and any newly created directorships resulting by reason of any increase in the number of directors may be filled only by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, or by a sole remaining director, and any directors so appointed shall hold office until the next election of directors or, after Section 5.3 is effective, until the next election of the class for which such directors have been chosen and, in either instance, until their successors are elected and qualified or their earlier resignation or removal.

         SECTION 5.5. REMOVAL OF DIRECTORS. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof with respect to any directors elected by the holders of such class or series, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

         SECTION 5.6. FACTORS TO BE CONSIDERED BY DIRECTORS. In connection with the exercise of its or their judgment in determining what is in the best interests of the Corporation and its stockholders, the Board of Directors of the Corporation, any committee of the Board of Directors or any individual director may, but shall not be required to, in addition to considering the long-term and short-term interests of the stockholders, consider all of the following factors and any other factors that it or he deems relevant: (i) the social and economic effects of the matter to be considered on the Corporation and its subsidiaries, its and their employees, customers and creditors and the communities in which the Corporation and its subsidiaries operate or are located; and (ii) when evaluating a business combination or a proposal by another Person or Persons to make a business combination or a tender or exchange offer or any other proposal relating to a potential change of control of the Corporation, (x) the business and financial condition and earnings prospects of the acquiring Person or Persons, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring Person or Persons, and the possible effect of such conditions upon the Corporation and its subsidiaries and the communities


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in which the Corporation and its subsidiaries operate or are located, (y) the competence, experience and integrity of the acquiring Person or Persons and its or their management, and (z) the prospects for successful conclusion of the business combination, offer or proposal. The provisions of this Section shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide to any constituency the right to be considered. As used in this Section, the term "Person" means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity; when two or more Persons act as a partnership, limited partnership, syndicate, or other group acting in concert for the purpose of acquiring, holding, voting or disposing of securities of the Corporation, such partnership, limited partnership, syndicate or group shall also be deemed a "Person" for purposes of this Section.

                                   ARTICLE VI

                             STOCKHOLDER ACTIONS AND
                            MEETINGS OF STOCKHOLDERS

         Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the members of the Board of Directors then in office. Elections of directors need not be by written ballot, unless otherwise provided in the Bylaws.

                                   ARTICLE VII

INDEMNIFICATION

         SECTION 7.1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact:

         (a) that he or she is or was a director or officer of the Corporation, or

         (b) that he or she, being at the time a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, "another enterprise" or "other enterprise"), whether either in case (a) or in case (b) the basis of such proceeding is alleged action or inaction (x) in an official capacity as a director or officer of the Corporation, or as a director, trustee, officer, employee or agent of such other enterprise, or (y) in any other capacity related to the Corporation or such other enterprise while so serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by Section 145 of the Delaware General Corporation Law (or any successor provision or provisions) as the same exists or may hereafter be amended (but, in the case of any such amendment, with respect to alleged action or inaction occurring prior to such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including without limitation attorneys' fees and expenses, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith. The persons indemnified by this Article VII are hereinafter referred to as "indemnitees." Such indemnification as to such alleged action or inaction shall continue as to an indemnitee who has after such alleged action or inaction ceased to be a director or officer of the Corporation, or director, officer, employee or agent of such other


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enterprise; and shall inure to the benefit of the indemnitee's heirs, executors and administrators. Notwithstanding the foregoing, except as may be provided in the Bylaws or by the Board of Directors, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or portion thereof) initiated by such indemnitee (but this prohibition shall not apply to a counterclaim, cross-claim or third-party claim brought by the indemnitee in any proceeding) unless such proceeding (or portion thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VII: (i) shall be a contract right; (ii) shall not be affected adversely to any indemnitee by any amendment of this Certificate of Incorporation with respect to any alleged action or inaction occurring prior to such amendment; and (iii) shall, subject to any requirements imposed by law and the Bylaws, include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

         SECTION 7.2 RELATIONSHIP TO OTHER RIGHTS AND PROVISIONS CONCERNING INDEMNIFICATION. The rights to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Bylaws may contain such other provisions concerning indemnification, including provisions specifying reasonable procedures relating to and conditions to the receipt by indemnitees of indemnification, provided that such provisions are not inconsistent with the provisions of this Article VII.

         SECTION 7.3. AGENTS AND EMPLOYEES. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation (or any person serving at the Corporation's request as a director, trustee, officer, employee or agent of another enterprise) or to any person who is or was a director, officer, employee or agent of any of the Corporation's affiliates, predecessor or subsidiary corporations or of a constituent corporation absorbed by the Corporation in a consolidation or merger or who is or was serving at the request of such affiliate, predecessor or subsidiary corporation or of such constituent corporation as a director, officer, employee or agent of another enterprise, in each case as determined by the Board of Directors to the fullest extent of the provisions of this Article VII in cases of the indemnification and advancement of expenses of directors and officers of the Corporation, or to any lesser extent (or greater extent, if permitted by law) determined by the Board of Directors.

                                  ARTICLE VIII

                      LIMITATION ON LIABILITY OF DIRECTORS

         No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any amendment, repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.


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                                   ARTICLE IX

                                   COMPROMISE

         Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                    ARTICLE X

                               AMENDMENT OF BYLAWS

         The Board of Directors shall have power to adopt, amend, alter, change or repeal any Bylaws of the Corporation. In addition to any requirements of the Delaware General Corporation Law (and notwithstanding the fact that a lesser percentage may be specified by the Delaware General Corporation Law), the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter, change or repeal any Bylaws of the Corporation.

                                   ARTICLE XI

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

         The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock pursuant to Article IV hereof and which relate to such class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                   ARTICLE XII

                                  SEVERABILITY

         In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the full extent permitted by law.


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